INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of Skelgas Propane, Inc.:

     We have audited the consolidated balance sheets of Skelgas Propane, Inc. as at December 31, 1995 and 1994 and the consolidated statements of income (loss) and accumulated deficit and cash flows for the year ended December 31, 1995. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards in Canada. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

     In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the company as at December 31, 1995 and 1994 the results of its operations and its cash flows for the year ended December 31, 1995 in accordance with the accounting principles generally accepted in the United States of America.



DELOITTE & TOUCHE
Chartered Accountants

Markham, Canada
April 15, 1996

                          INDEPENDENT AUDITORS' REPORT

To the General Partner of
Ferrellgas Partners, L.P.
Liberty, Missouri

     We have audited the accompanying consolidated statements of income (loss) and accumulated deficit and cash flows of Skelgas Propane, Inc. and subsidiaries for the year ended December 31, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, such consolidated financial statements present fairly, in all material respects, the results of operations and cash flows of Skelgas Propane, Inc. for the year ended December 31, 1994, in conformity with generally accepted accounting principles.



DELOITTE & TOUCHE LLP

Kansas City, Missouri
June 7, 1996

                              SKELGAS PROPANE, INC.

                           CONSOLIDATED BALANCE SHEET
                           April 30, 1996 (Unaudited)
                           December 31, 1995 and 1994
                                 (U.S. dollars)


                                                                        April 30,                December 31,
                                                                          1996              1995              1994
                             ASSETS                                 --------------        --------          ---------
                                                                     (unaudited)
Current Assets:
     Cash and cash equivalents...................................   $  9,335,000       $  3,490,359   $   3,132,411
     Trade accounts receivable (net of allowance for doubtful
        accounts at December 31,1995--$285,760;
        1994--$267,800)...........................................     7,494,000          7,516,865       5,867,971
     Other receivables...........................................             --            437,564       1,025,172
     Current environmental costs recoverable (note 2)............        319,000            319,138         181,669
     Receivable from related companies (note 3)..................      1,679,000          1,559,619       3,497,933
     Inventories (note 4)........................................      4,648,000          8,630,846       6,937,849
     Prepaid expenses............................................        208,000          1,134,563       1,604,979
                                                                     -----------       ------------     ------------
          Total Current Assets...................................     23,683,000         23,088,954      22,247,984
                                                                     -----------       ------------     ------------
Environmental costs recoverable (note 2).........................        686,000            686,243         135,603
Appliances on rental, at cost less accumulated depreciation......        546,000            574,128         623,834
Property, plant and equipment (note 5)...........................     49,645,000         51,816,208      53,419,549
Other assets (note 6)............................................      9,201,000          9,733,804      61,689,733
                                                                     -----------       ------------     ------------
          Total Assets...........................................    $83,761,000        $85,899,337    $138,116,703
                                                                     -----------       ------------     ------------
                                                                     -----------       ------------     ------------

                            LIABILITIES AND STOCKHOLDER'S
                             EQUITY
Current Liabilities:
     Accounts payable............................................   $  1,330,000       $  3,001,730   $   3,621,461
     Accrued liabilities.........................................      3,818,000          6,638,518       4,556,075
     Accrued environmental liability (note 2)....................        452,000            561,022         330,015
     Income and other taxes payable..............................        559,000            424,913         399,097
     Current portion of long-term debt (note 7)..................         42,000             52,938          52,350
                                                                     -----------       ------------     ------------
          Total Current Liabilities..............................      6,201,000         10,679,121       8,958,998
                                                                     -----------       ------------     ------------
Long-term debt (note 7)..........................................          9,000             18,377          70,771
                                                                     -----------       ------------     ------------
Stockholder's Equity:
     Preferred stock, $1 par value; 100,000 shares authorized,
        none issued or outstanding...............................            --                 --              --
     Common stock, $1,000 par value; 200,000 shares
        authorized, 155,000 shares issued and outstanding            155,000,000        155,000,000     155,000,000
     Accumulated deficit.........................................    (77,449,000)       (79,798,161)    (25,913,066)
                                                                     -----------       ------------     ------------
          Total Stockholder's Equity.............................     77,551,000         75,201,839     129,086,934
                                                                     -----------       ------------     ------------
          Total Liabilities and Stockholder's Equity.............    $83,761,000        $85,899,337    $138,116,703
                                                                     -----------       ------------     ------------
                                                                     -----------       ------------     ------------









                 See notes to consolidated financial statements.

                              SKELGAS PROPANE, INC.

                   CONSOLIDATED STATEMENT OF INCOME (LOSS) AND
                  ACCUMULATED DEFICIT Four Months Ended April,
                            1996 and 1995 (unaudited)
                      Year Ended December 31, 1995 and 1994
                                 (U.S. dollars)

                                                            Four Months Ended                       Year Ended
                                                                April 30,                           December 31,
                                                           1996             1995                1995           1994
                                                         --------         --------            --------       --------
                                                               (unaudited)

REVENUES..........................................    $ 44,451,000     $ 33,795,000      $ 75,230,313    $ 81,480,332
Cost of products sold (including depreciation
   of $162,516 and $151,594 for the years
   ended December 31, 1995 and 1994,
   respectively) .................................      26,911,000       17,111,000        39,897,582      41,856,645
                                                      -------------    -------------     -------------   -------------
Gross Profit......................................      17,540,000       16,684,000        35,332,731      39,623,687
EXPENSES:
     Operating and overhead.......................      11,342,839        8,919,934        26,288,549      23,350,927
     Selling......................................         600,000          804,000         2,056,836       3,284,963
     General and administrative...................       1,170,000        1,090,000         3,090,539       4,328,746
     Restructuring charges........................              --               --                --         475,367
     Interest and foreign exchange adjustments....          51,000           17,000            18,033         245,262
     Depreciation and amortization (note 9).......       1,937,000        3,405,000        57,472,523       8,844,137
                                                      -------------    -------------     -------------   -------------
                                                        15,100,839       14,235,934        88,926,480      40,529,402
                                                      -------------    -------------     -------------   -------------
Income (loss) before income taxes.................       2,439,161        2,448,066       (53,593,749)       (905,715)
Income taxes (note 10)............................          90,000           20,000           291,346          63,513
                                                      -------------    -------------     -------------   -------------
Net income (loss).................................       2,349,161        2,428,066       (53,885,095)       (969,228)
Accumulated deficit, at beginning of period.......     (79,798,161)     (25,913,066)      (25,913,066)    (24,943,838)
                                                      -------------    -------------     -------------   -------------
Accumulated deficit, at end of period.............    $(77,449,000)    $(23,485,000)     $(79,798,161)   $(25,913,066)
                                                      -------------    -------------     -------------   -------------
                                                      -------------    -------------     -------------   -------------

























                 See notes to consolidated financial statements.

                              SKELGAS PROPANE, INC.

                    CONSOLIDATED STATEMENT OF CASH FLOWS Four
                Months Ended April 30, 1996 and 1995 (Unaudited)
                      Year Ended December 31, 1995 and 1994
                                 (U.S. dollars)

                                                                  Four Months Ended                   Year Ended
                                                                      April 30,                       December 31,
                                                                 1996          1995             1995              1994
                                                               -------       -------          --------          --------
                                                                    (unaudited)
CASH PROVIDED BY (USED FOR):
OPERATIONS:
Net income (loss)......................................     $2,349,161       $2,428,066     $(53,885,095)      $ ( 969,228)
Items not involving cash:
     Depreciation and amortization.....................      1,964,000        3,442,000       57,635,039         8,995,641
     Change in non-cash operating working capital......        782,480       (3,651,477)         685,873        (6,320,069)
                                                            -----------      -----------    ------------       ------------
Net cash provided by operating activities..............      5,095,641        2,218,589        4,435,817         1,706,344
                                                            -----------      -----------    ------------       ------------
FINANCING:
Repayment of long-term debt............................        (19,000)         (18,000)        (51,806)          (51,806)
                                                            -----------      -----------    ------------       ------------
Net Cash used for financing activities.................        (19,000)         (18,000)        (51,806)          (51,806)
INVESTMENTS:                                                -----------      -----------    ------------       ------------
Proceeds from disposal of property, plant and
   equipment...........................................        768,000               --          384,615           277,618
Purchases of property, plant and equipment.............             --       (1,639,000)      (4,297,868)       (2,599,507)
Purchases of appliance on rental.......................
                                                                    --                --        (112,810)         (247,587)
                                                            -----------      -----------    ------------       ------------
Net cash provided by (used for) investing activities...        768,000       (1,639,000)      (4,026,063)       (2,569,476)
                                                            -----------      -----------    ------------       ------------

Increase (decrease) in cash position...................      5,844,641          561,589          357,948          (914,938)
Cash at beginning of period............................      3,490,359        3,132,411        3,132,411         4,047,349
                                                            -----------      -----------    ------------       ------------
Cash at end of period .................................      $9,335,000      $3,694,000     $  3,490,359        $3,132,411
                                                            -----------      -----------    ------------       ------------
                                                            -----------      -----------    ------------       ------------
Supplemental disclosure of cash flow information:
     Income taxes paid.................................      $   40,000      $   56,000     $    277,795        $  100,265
                                                            -----------      -----------    ------------       ------------
                                                            -----------      -----------    ------------       ------------
     Interest paid.....................................      $    2,000      $    6,600     $      6,311        $  262,407
                                                            -----------      -----------    ------------       ------------
                                                            -----------      -----------    ------------       ------------




















                 See notes to consolidated financial statements.
                                       9

                              SKELGAS PROPANE, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                    Four Months Ended April 30, 1996 and 1995
                                   (Unaudited)
                     Years Ended December 31, 1995 and 1994

Skelgas Propane, Inc. (the "Company"), incorporated under the laws of Delaware, has as its principal business activity the marketing of propane. The Company is a wholly-owned subsidiary of Superior Propane Inc., (the "Parent") incorporated under the laws of Canada.


1.   Summary of significant accounting policies:

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The Company's significant accounting policies are as follows:

     Basis of consolidation:

     The consolidated  financial  statements include the accounts of the Company
     and  its   subsidiaries.   All   significant   intercompany   accounts  and
     transactions have been eliminated.

     Inventories:

     Inventories of propane are valued at the lower of cost and market determined on the basis of net realizable value. Inventories of appliances, materials and supplies are stated at the lower of cost and market value determined on the basis of replacement cost or net realizable value. Cost is determined on the first-in, first-out (FIFO) method.

     Appliances on rental:

     Appliances on rental are stated at cost less accumulated depreciation. Depreciation is provided on a straight-line basis, generally over a period of six years.

     Property, plant and equipment:

     Properties, plant and equipment are recorded at cost and depreciated over the estimated useful life using the straight line method except for loaned dispensers which use the declining balance method at a rate of 10%. Property, plant and equipment are evaluated periodically, and if conditions warrant, an impairment is recorded. The estimated useful life of major asset classes are:

             Buildings.........................................       20 years
             Propane marketing equipment.......................     7-20 years

     Goodwill:

     Goodwill and non-compete agreements are recorded at cost less accumulated amortization. Non-compete agreements are amortized on a straight line basis over 10 years. Effective January 1, 1993, the Company revised the amortization period for goodwill from 40 years to 20 years prospectively. Management periodically evaluates the Company's intangible assets, including goodwill, for impairment by calculating the anticipated cash flow attributable to the underlying operations over their expected remaining lives. Such expected cash flows, on an undiscounted basis, are compared to the carrying value of the tangible and intangible assets, and if impairment is indicated, the carrying value of the intangible assets are adjusted.

     Income taxes:

     The Company follows Statement of Financial Accounting Standards (SFAS) No. 109--"Accounting for Income Taxes". This Statement requires the liability method of accounting for income taxes. The Company has established valuation reserves on the deferred tax asset related to the net operating loss carryforwards.

     Environmental Remediation:

     The Company accrues environmental remediation costs for work at identified sites where an assessment has indicated that cleanup costs are probable and reasonably estimable. Such accruals are based on currently available facts, estimated timing of remedial actions, existing technology and presently enacted laws and regulations. The accruals are routinely reviewed as events and developments warrant.

     Unaudited Interim Financial Statements

     In the opinion of management, the Company has made all adjustments, consisting of only normal recurring accruals, necessary for fair representation of the balance sheet and results of operations and cash flows as of April 30, 1996 and for the four months ended April 30, 1996 and 1995, as presented in the accompanying unaudited financial statements.

2.   Accrued environmental liability and costs recoverable:

     The Company is subject to federal, state and local laws regulating environmental remediation. These laws result in loss contingencies for remediation at some of the Company's current locations as well as third party or formerly owned facilities. The estimated costs for restoration and remediation of these locations was accrued separately in the amount of $452,000 (unaudited) as of April 30, 1996, and $561,022 as of December 31, 1995 (1994--$330,015). Realization of claims from governmental authorities for recovery of costs incurred in respect of environmental liabilities totalling $1,005,000 (unaudited) as of April 30, 1996 and $1,005,381 as of December 31, 1995 (1994--$317,272) will be recovered between 1996 and 1999.

3.   Related party transactions:

     The Company buys propane from an affiliate. During the year, such purchases amounted to $7,696,773 (1994--$6,640,322).

     The Company received administrative services which are provided by an affiliate for which it pays a fee. The charge for these services is based on a reasonable estimation of time and effort spent by the Parent's various corporate office groups to provide services to the Company. For the year ended December 31, 1995 the fees were $2,170,072 (1994--$2,356,725).

     In addition, certain other transactions are entered into with affiliated companies. The receivable from the affiliate was $1,559,619 as of December 31, 1995 (1994--$3,497,933).

4.   Inventories:

                                                            December 31,
                                                     -----------------------
                                                      1995              1994
                                                 -----------        -----------
     Propane...................................  $ 5,790,211        $4,215,443
     Appliances................................    1,777,809         1,842,690
     Materials and supplies....................    1,062,826           879,716
                                                 -----------        ----------
                                                 $ 8,630,846        $6,937,849
                                                 -----------        ----------
                                                 -----------        ----------

5.   Property, plant and equipment

                                                                 December 31,1995                    December 31, 1994
                                               -------------------------------------------------   ---------------------
                                                                    Accumulated
                                                                   Depreciation
                                                                        and           Net Book
                                                     Cost          Amortization         Value         Net Book Value
                                               -------------      --------------    ------------     ----------------

     Land.............................          $  3,605,798     $          --      $  3,605,798     $   3,611,415
     Buildings........................             6,958,062        2,715,773          4,242,289         4,322,885
     Propane marketing equipment......            84,154,952       40,186,831         43,968,121        45,485,249
                                               -------------     ---------------    ------------     -----------------
                                                 $94,718,812     $ 42,902,604       $ 51,816,208     $  53,419,549
                                               -------------     ---------------    ------------     -----------------
                                               -------------     ---------------    ------------     -----------------

     Accumulated depreciation at December 31, 1994 was $37,827,206.

6.   Other assets:

                                                                                           December 31,
                                                                                         -----------------
                                                                                      1995               1994
                                                                                    -------             -------
     Goodwill (net of accumulated amortization of $59,835,876; 1994--
        $9,289,725)............................................................    $2,354,026        $52,900,177
     Noncompete agreements (net of accumulated amortization of $8,834,052;
        1994--$6,749,883)......................................................     7,379,778          8,789,556
                                                                                  -----------        ------------
                                                                                   $9,733,804        $61,689,733
                                                                                  -----------        ------------
                                                                                  -----------        ------------

     In the last quarter of the year ended December 31, 1995, the Company evaluated the carrying value of its intangible assets, including goodwill considering the effects of the Parent's decision to divest its interest in the Company. This necessitated a write down of the goodwill in the amount of $47,612,072, which is included as part of the amortization of goodwill in 1995 as set out in note 9.

7.   Long-term debt:

                                                                                           December 31,
                                                                                         -----------------
                                                                                     1995              1994
                                                                                   -------            -------
     Notes payable for noncompete agreement...................................     $71,315           $123,121
     Less: Current portion of long-term debt..................................      52,938             52,350
                                                                                   -------           ---------
                                                                                   $18,377           $ 70,771
                                                                                   -------           ---------
                                                                                   -------           ---------

8.   Restructuring Charges

     During the year ended December 31, 1994 the Company reorganized its field operations which resulted in the consolidation and closure of certain field offices and severance of employees. The costs attributable to such reorganization aggregated $475,367 which has been reflected as restructuring charges in the accompanying Statement of Income (Loss) for the year ended December 31, 1994.

9.   Depreciation and amortization expense:

                                                                                              Year Ended
                                                                                           -----------------
                                                                                              December 31,
                                                                                           -----------------
                                                                                        1995              1994
                                                                                       -------           -------
     Depreciation...............................................................    $  5,690,165        $4,741,112
     Amortization of goodwill...................................................      50,546,151         2,752,680
     Amortization of noncompete agreements......................................       1,409,778         1,368,456
     Gain on disposal of property, plant and equipment..........................        (173,571)          (18,111)
                                                                                    -------------       -----------
                                                                                     $57,472,523        $8,844,137
                                                                                    -------------       -----------
                                                                                    -------------       -----------

10.  Income taxes:

     The provision for income taxes includes the following:

                                                                                              Year Ended
                                                                                           -----------------
                                                                                              December 31,
                                                                                           -----------------
                                                                                        1995              1994
                                                                                       -------           -------
          Federal..................................................................   $       --       $       --
          State....................................................................     291,346           63,513
                                                                                      ----------       -----------
               Total current taxes.................................................     291,346           63,513
     Deferred taxes................................................................           --               --
                                                                                      ----------       -----------
               Total income taxes..................................................   $ 291,346        $  63,513
                                                                                      ----------       -----------
                                                                                      ----------       -----------

     The provision for income taxes differs from applying the federal statutory income tax rate of 34 percent to the loss before income taxes as follows:

                                                                                               Year Ended
                                                                                              ------------
                                                                                              December 31,
                                                                                             --------------
                                                                                         1995                1994
                                                                                       --------           ---------
     Statutory federal rate........................................................     (34.0)%            (34.0)%
     Goodwill......................................................................      33.0%              34.0%
     Other.........................................................................       1.5%               0.7%
                                                                                       --------            ---------
     Effective income tax rate.....................................................       0.5%               0.7%
                                                                                       --------            ---------
                                                                                       --------            ---------

     The types and tax effects of the temporary differences that cause significant portions of deferred tax assets and liabilities are as follows:

                                                                                               Year Ended
                                                                                              ------------
                                                                                              December 31,
                                                                                             --------------
                                                                                         1995                1994
                                                                                       --------           ---------
     Deferred tax assets:
          Net operating loss carryforwards........................................    $23,966,000       $23,812,000
          Self insurance reserve..................................................        670,000                --
          Investment tax credits..................................................        250,000           250,000
          Inventory costs capitalized for tax purposes............................        155,000           155,000
          Non deductible allowance for doubtful accounts..........................        114,000           107,000
          Restructuring charge....................................................             --           190,000
                                                                                      -----------       ------------
               Total deferred tax assets..........................................     25,155,000        24,514,000
     Deferred tax liabilities:
          Fixed asset basis differences/depreciation..............................     14,033,000        14,427,000
                                                                                      -----------       ------------
     Subtotal                                                                          11,122,000        10,087,000
     Total valuation allowance....................................................     11,122,000        10,087,000
                                                                                      -----------       ------------
     Net deferred tax asset                                                        $           --       $        --
                                                                                      -----------       ------------
                                                                                      -----------       ------------


     As at December 31, 1995, the Company had net operating loss carryforwards of approximately $60,000,000. These carryforwards expire between 1999 and 2008. Restrictions on the utilization of the net operating loss carryforwards apply as a result of the change in the control that occurred upon acquisition of the Company in 1990.

     As  of  December  31,  1995,   the  Company  has   investment   tax  credit
     carryforwards of $250,000. These carryforwards expire between 1999 and 2000.


11.  Employee retirement plans:

     Many of the Company's employees are eligible to participate in 401(k) Savings Plans, some of which provide for company matching under various formulas. The Company's matching expense for the plans was $235,051 for the year ended December 31, 1995 (1994--$250,904).

12.  Financial instruments:

     Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of trade receivables. Concentrations of credit risk with respect to trade receivables are limited due to the large number of customers comprising the Company's customer base.

     Financial instruments comprise cash, accounts receivable, accounts payable, accrued liabilities, and long-term debt. The fair value of these financial instruments approximates their carrying value.

13.  Operating lease commitments:

     The  Company  leases  buildings  and  propane  marketing   equipment  under
     operating leases which expire in various years through 2000.

     Future minimum lease payments by year under operating leases with initial terms or remaining terms of one year or more consisted of the following at December 31, 1995:

      1996........................................................     $253,869
      1997........................................................      188,438
      1998........................................................      185,836
      1999........................................................      184,686
      2000........................................................      122,059

14.  Contingencies:

     At December 31, 1995 and April 30, 1996 (unaudited), there are a number of lawsuits and claims pending against the Company, the ultimate results of which have been estimated and included in accrued liabilities. Management is of the opinion that these claims are adequately reflected in the consolidated balance sheet of the Company as at December 31, 1995 and April 30, 1996 (unaudited), and that any additional amounts assessed against the Company would not have a material adverse effect upon the consolidated financial position of the Company or the results of its operations.

15.  Subsequent event:

     On March 23, 1996, an agreement to sell the shares of the Company was signed with a prospective acquiror. The transaction was completed on April 30, 1996 pending closing adjustments as required by the Sales Agreement.

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